Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund, Inc.
33-22179, 811-05570


The annual meeting of shareholders was held on July 27, 2010 and subsequently adjourned to September 9, 2010.
At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

 <c>Common and Preferred shares voting together as a class
<c>  Preferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
           28,531,135
                       1,409
   Against
             1,663,674
                          272
   Abstain
             1,029,419
                              6
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
           28,655,277
                       1,411
   Against
             1,571,241
                          270
   Abstain
                997,710
                              6
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           28,409,159
                       1,409
   Against
             1,709,040
                          270
   Abstain
             1,106,029
                              8
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           28,263,247
                       1,408
   Against
             1,883,329
                          271
   Abstain
             1,077,652
                              8
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           28,338,035
                       1,408
   Against
             1,795,306
                          271
   Abstain
             1,090,887
                              8
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075



To approve the new fundamental policy relating to commodities.


   For
           28,251,230
                       1,408
   Against
             1,825,668
                          271
   Abstain
             1,147,330
                              8
   Broker Non-Votes
             8,820,601
                       5,388
      Total
           40,044,829
                       7,075

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2010, under Conformed Submission Type DEF 14A, accession number 0000950123-10-059211.